REGISTRATION RIGHTS AGREEMENT

          This Registration Rights Agreement (this "Agreement") is made and entered into as of December 31, 2001, among Mentergy Ltd., a company organized under the laws of the State of Israel (the "Company"), and the undersigned Investors (each an "Investor," and collectively, the "Investors").

          This Agreement is made pursuant to the Refinancing Agreement, dated as of the date hereof, among the Company and the Investors (the "Refinancing Agreement").

     The Company and the Investors hereby agree as follows:

     1.   Definitions
          -----------

          Capitalized terms used and not otherwise defined herein that are defined in this Agreement shall have the meanings given such terms in the Refinancing Agreement. As used in this Agreement, the following terms shall have the following meanings:

          "Advice" shall have meaning set forth in Section 4(m).

          "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

          "Business Day" means any day except Friday, Saturday and any day which shall be a legal holiday or a day on which banking institutions in the State of Israel generally are authorized or required by law or other government actions to close.

          "Closing Date" shall have the meaning set forth in the Agreement.

          "Commission"  means the United  States  Securities  and  Exchange
Commission.

          "Debentures" means the Convertible Debentures issued to certain of the Investors pursuant to the Refinancing Agreement.

          "Effectiveness Date" means the 120th day following the written request for registration by the Initiating Interested Holders or the Initiating Holders pursuant to Section 2(a) or (b) hereof, as the case may be.

          "Effectiveness  Period"  shall  have  the  meaning  set  forth in
Section 2(e).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities.

          "Indemnified  Party"  shall have the meaning set forth in Section
6(c).

          "Indemnifying  Party" shall have the meaning set forth in Section
6(c).

          "Interested   Parties"  means  Migdal  Insurance   Company  Ltd.,
Discount Investment Company Ltd., Shlomo Tirosh, Amiram Levinberg, Joshua Levinberg and Gideon Kaplan.

          "Investor" means Bank Ha'poalim B.M., Bank Leumi Le'Israel B.M., The First International Bank of Israel, Ltd., and Trefoil Gilat Investors L.P. ("Trefoil"), and the Interested Parties.

          "Losses" shall have the meaning set forth in Section 6(a).

          "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

          "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

          "Prospectus" means the prospectus included in the Registration, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          "Registrable Securities" means (i) the Shares acquired by the Interested Parties and Trefoil pursuant to the refinancing Agreement and
(ii) the Shares issuable to the Investors upon exercise of the Debentures and/or the Warrants.

          "Registration Statement" means the registration statements contemplated by Section 2, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

          "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Shares" means the Company's Ordinary Shares, NIS 0.04 nominal value per share.

          "Special Counsel" means one special counsel to the Holders.

          "Underwritten Registration or Underwritten Offering" means a registration in connection with which securities of the Company are sold to an underwriter for re-offering to the public pursuant to an effective registration statement.

          "Warrants" means the warrants issued to certain of the Investors pursuant to the Refinancing Agreement.

     2.   Demand Registration Rights
          --------------------------

          (a) Demand by Interested Parties. At any time prior to June 30, 2003, any one or more Interested Parties ("Initiating Interested Holders") shall have the right to require the Company to effect the registration under the Securities Act of all of such Interested Parties' Registrable Securities, by delivering a written notice thereof to the Company specifying the number of Registrable Securities and the intended method of distribution. Upon receipt of such notice from the Initiating Interested Holder(s), the Company will promptly give written notice of such requested registration to all other Interested Parties, and thereupon the Company will use its commercially reasonable efforts to effect registration under the Securities Act of (i) the Registrable Securities that the Company has been so requested to register by such Initiating Interested Holders and
(ii) all other Registrable Securities which the Company has been requested to register by other Interested Parties (such holders together with the Initiating Holders are hereinafter referred to as the "Interested Selling Holders") by written notice given to the Company within ten (10) days after the giving of such written notice by the Company.

          (b) Demand by Investors. At any time on and after June 30, 2003, any one or more Investors holding in the aggregate at least 15% of the outstanding Shares ("Initiating Holders") shall have the right to require the Company to effect the registration under the Securities Act of all or a portion of such Investors' Registrable Securities, by delivering a written notice thereof to the Company specifying the number of shares of Registrable Securities and the intended method of distribution. Upon receipt of such notice from the Initiating Holders, the Company will promptly give written notice of such requested registration to all registered holders of Registrable Securities, and thereupon the Company will use its commercially reasonable efforts to effect registration under the Securities Act of (i) the Registrable Securities that the Company has been so requested to register by such Initiating Holders and (ii) all other Registrable Securities which the Company has been requested to register by the holders thereof (such holders together with the Initiating Holders are hereinafter referred to as the "Selling Holders") by written notice given to the Company within ten (10) days after the giving of such written notice by the Company. Each Initiating Holder shall be entitled to require the Company to effect one registration pursuant to this Section 2(b).

          (c) Registration Statement Form. Registrations under this Section 2 shall be on such appropriate registration form of the Commission as shall be selected by the Company.

          (d) Selection of Underwriters. The underwriters of each underwritten offering of the Registrable Securities so to be registered shall be selected by the Company and shall be reasonably acceptable to the Interested Selling Holders (in the case of a registration under Section 2(a) above) or the Selling Holders (in the case of a registration under
Section 2(b) below) of more than 50% of the Registrable Securities so to be registered.

          (e) Effectiveness. The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act prior to the Effectiveness Date, and shall use its commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act and Registration Statement demanded pursuant to Section 2(b) shall not be deemed to have been effected (including for purposes of the last sentence of Section 2(b)) until the date which is one hundred and twenty days after the date that such Registration Statement is declared effective by the Commission or such earlier date when all Registrable Securities covered by such Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) as determined by the counsel to the Company (the "Effectiveness Period").

          (f) Rights to Withdraw. If the managing underwriter of any underwritten offering shall advise the Company and the Interested Selling Holders or the Selling Holders, as the case may be, that the Registrable Securities requested to be included in such Registration Statement cannot be sold in such offering within a price range acceptable to the holders of 66-2/3% of the Registrable Securities requested to be included in such registration, then the holders of 66-2/3% of the Registrable Securities requested to be included in such registration shall have the right to notify the Company in writing that they have determined that the Registration Statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such Registration Statement, provided however, that as to registration under Section 2(a) the Initiating Interested Holder(s) will be entitled to continue such registration notwithstanding such notice. In the event of such abandonment or withdrawal, such request shall not be counted for purposes of the requests for registration to which the Selling Holders, are entitled pursuant to
Section 2(b).

          (g) Priority in Requested Registration. If the managing underwriter of any Underwritten Offering with respect to any registration under this Section 2 shall advise the Company that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the holders of 66-2/3% of the Registrable Securities requested to be included in such registration, and the Interested Selling Holders or the Selling Holders, as the case may be, do not elect to abandon or withdraw the Registration Statement pursuant to Section 2(f), the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering without so adversely affecting the price, the following Registrable Securities requested to be included in such registration: (i) in the case of registration pursuant to Section 2(a), the Registrable Securities requested to be included by the Interested Selling Holders pro rata among such holders on the basis of the percentage of the Registrable Securities of such holders requested so to be registered and (ii) in the case of registration pursuant to Section 2(b) pursuant to Section 3 hereunder.

          (h) Postponement.

               (i) Section 2(a) Registration Statement. The Company shall be entitled to postpone for a period not exceeding ninety (90) consecutive days in every 12 months, the filing of any Registration Statement required to be prepared and filed by it pursuant to Section 2(a) or the effectiveness of any such Registration Statement as a result of circumstances beyond its control or if the managing underwriter of any underwritten offering shall advise the Company that, in its reasonable opinion, the registration of the Registrable Securities requested to be registered would materially affect the price and/or market of the Shares. In such event, the Company shall promptly notify the proposed Interested Selling Holders.

               (ii) Section 2(b) Registration Statement. The Company shall be entitled to postpone the filing of any Registration Statement required to be prepared and filed by it pursuant to Section 2(b) or the effectiveness of any such Registration Statement as a result of a legal impediment or as a result of other circumstances beyond its control and/or if or if the managing underwriter of any underwritten offering shall advise the Company that, in its reasonable opinion, the registration of the Registrable Securities requested to be registered would materially affect the price and/or market of the Shares and/or the parties to the Agreement otherwise agree. In such event, the Company shall promptly notify the proposed Selling Holders. The Company may exercise such right to postpone only once every 12 months and for a period not exceeding sixty days.

          (i) No Holder may participate in any Underwritten Offering hereunder unless such Holder (i) agrees to sell its Registrable Securities on the basis provided in any underwriting agreement approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, power of attorney, indemnities, underwriting agreements and other documents required under the terms of such arrangements.

     3. Piggyback Registration. If the Company at any time proposes to register any of its securities, other than a registration on Form S-8 or Form F-4, it shall give notice to the Investors of such intention. Upon the written request of any Investor given within ten (10) days after receipt of any such notice, the Company shall take all actions under its power and control to include in such registration all of the Registrable Securities held by such Investor and indicated in such request, so as to permit the disposition of the shares so registered. Notwithstanding anything in this
Section 3, if the managing underwriter of an Underwritten Offering advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Registrable Securities to be included in such Registration Statement at the request of the Investors pursuant to this Section shall be excluded from such registration and Underwritten Offering to the extent necessary to satisfy such limitation in the following manner: (i) in the first registration of securities subject to this Section 3, first shares held by the Investors other than the Interested Parties pro rata based on the respective number of Registrable Securities requested to be included in such Registration Statement, and then to the extent necessary, Registrable Securities requested to be included in such Registration Statement by the Interested Parties pro rata based on the respective number of Registrable Securities requested to be included in such Registration Statement by such Interested Parties; and
(ii) in all other registrations after the first registration subject to this Section 3, pro rata based on the respective number of Registrable Securities requested to be included in such Registration Statement by the Investors, without distinction among Interested Parties and other Investors. The notice and registration rights of the Investors hereunder will expire as to any Investor when all of the shares held by such Investor may be resold without volume restrictions pursuant to Rule 144(k).

     4.   Registration Procedures

          In  connection  with  the  Company's   registration   obligations
hereunder, the Company shall:

          (a) Prepare and file with the Commission a Registration Statement in accordance with Section 2 hereof and cause the Registration Statement to become effective and remain effective as provided herein; provided, however, that prior to the filing of the Registration Statement or any amended or supplement thereto the Company shall furnish to the Holders of Registrable Securities to be sold copies of such documents proposed to be filed.

          (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the applicable Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and (iii) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof.

          (c) Notify the Holders of  Registrable  Securities to be sold (i)
(A) when a Registration Statement, Prospectus of any Prospectus Supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) whenever the Commission notifies the Company whether there will be a "review" of such Registration Statement; (C) whenever the Company receives any comments from the Commission in respect of a Registration Statement; and (D) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and

          (d) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

          (e) Furnish to each Holder of Registrable Securities to be sold, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Holder
(including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

          (f) Deliver to each Holder of Registrable Securities to be sold, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Holder may reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

          (g) Use its best efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not than so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

          (h) Use its best efforts to cause all Registrable Securities relating to such Registration Statement to be listed on the Nasdaq National Market ("NASDAQ") or any other securities exchange, quotation system, market or over-the-counter bulletin board, if any, on which similar securities issued by the Company are then listed following effectiveness of such registration statement.

          (i) In the case of an  Underwritten  Offering,  enter  into  such agreements (including an underwriting agreement in form, scope and substance as is customary in Underwritten Offerings) and take all such other actions in connection therewith (including those reasonably requested by any managing underwriters and the Holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities, and whether or not an underwriting agreement is entered into, (i) make such representations and warranties to such Holders and such underwriters as are customarily made by issuers to underwriters in underwritten public offerings, and confirm the same if and when requested; (ii) obtain and deliver copies thereof to each Holder and the managing underwriters, if any, of opinions of counsel to the Company addressed to each Holder and each such underwriter, covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by such Special Counsel and underwriters; (ii) use its best reasonable efforts to obtain and deliver copies to the Holders and the managing underwriters, if any, of "cold comfort" letters and updates thereof from the independent certified public accountants of the Company, addressed to the Company in form and substance as are customary in connection with Underwritten Offerings; and
(iii) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold, their Special Counsel and any managing underwriters to evidence the continued validity of the representations and warranties made pursuant to clause 3(i)(i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

          (j) Make available for inspection by the selling Holders and any representative of such Holders at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors, agents and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such Holder, representative, underwriter, attorney or accountant in connection with the Registration Statement; provided, however, that any information that is determined in good faith by the Company in writing to be of a confidential nature at the time of delivery of such information shall be kept confidential by such Persons, unless (i) disclose of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities; or (ii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such Person.

          (k) Comply with all applicable rules and regulations of the Commission.

          (l) The Company may require each selling Holder to furnish to the Company such information regarding the distribution of such Registrable Securities and the beneficial ownership of Shares held by such Holder as is required by law to be disclosed in the Registration Statement, and the Company may exclude from such registration the Registrable Securities of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

          (m) Each Holder covenants and agrees that (i) it will not sell any Registrable Securities under the Registration Statement until it has received copies of the Prospectus as then amended or supplemented as contemplated in Section 4(f) and notice from the Company that such
Registration Statement and any post-effective amendments thereto have become effective as contemplated by Section 4(c) and (ii) it and its officers, directors or Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

          Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 4(c)(ii), 4(c)(iii) or 4(c)(iv), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement, until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

     5.   Registration Expenses
          ---------------------

          (a) Section 2(a) Registration Statement. All fees and expenses incident to the filing and effectiveness of a Registration Statement under
Section 2(a) hereof shall be borne by the Interested Selling Holders pro rata based on the number of Registrable Securities held by each such Holder and to be sold pursuant to such Registration Statement whether or not pursuant to an Underwritten Offering and whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with NASDAQ and (B) in compliance with state securities or Blue Sky laws) (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the managing underwriters, if any, or by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company, Special Counsel for the Holders, and underwriters, if any, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, including any underwriters.

          (b) Section 2(b) Registration Statement. All fees and expenses incident to the filing and effectiveness of a Registration Statement under
Section 2(b) hereof shall be borne by the Company whether or not pursuant to an Underwritten Offering and whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, the items listed in clauses (i) through (vi) of Section 5(a) above.

     6.   Indemnification
          ---------------

          (a) Indemnification by the Company. The Company, shall indemnify and hold harmless each Holder, the officers, directors, agents brokers, investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys' fees) and expenses (collectively, "Losses"), insofar as such Losses arise out of or relate to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that such untrue statements or omissions arise out of or are based upon information furnished in writing to the Company by such Holder for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities; provided, however, that the Company shall not be liable to any Holder or any officer, director, agent, broker, investment advisor or employee or any Person who controls such Holder or any officer, director, agent or employee of such controlling Person with respect to any untrue or alleged untrue statement or omission or alleged omission made in any preliminary Prospectus that is corrected in a final Prospectus (or any amendment or supplement thereto) if the person asserting such Losses purchased Shares from a Holder in reliance upon such preliminary Prospectus (or a Prospectus which was subsequently amended or supplemented) but was not sent or given a copy of the final Prospectus (as amended or supplemented) or the Prospectus, as subsequently amended or supplemented, that was made available by the Company to such Holder at or prior to written confirmation of the sale of the Shares to such person in any case where such delivery of such final Prospectus (as amended or supplemented) is required.

          (b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by the applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising out of or based upon any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising out of or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company for inclusion in the Registration Statement or such Prospectus such Prospectus or such form of prospectus or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities.

          (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing; and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except to the extent that it shall be determined by a court of competent jurisdiction that such failure shall have materially adversely prejudiced the Indemnifying Party.

          (d) An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expenses of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written  consent of the  Indemnified  Party,  effect any  settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

          (e) Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and
Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.

     7.   Miscellaneous
          -------------

          (a) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of at least two-thirds of the then outstanding Registrable Securities; provided however, any amendment relating to Section 2(a) shall require the affirmative vote of two-thirds of the then outstanding Registrable Securities held by the Interested Holders. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

          (b) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered upon
(i) receipt, when delivered personally (ii) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:00 p.m. (Israel time) on a Business Day; (iii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:00 p.m. (Israel time) on any; or (iv) receipt, when delivered by a reputable overnight delivery service, in each case properly addressed to the party to receive the same. The address and facsimile numbers for such communications shall be:

     If to the Company:    Mentergy Ltd.
                           Address:   4 Rechov Ha'chilazon, 52522, Ramat Gan
                           Facsimile: 972-3-7523506
                           Attention: Bytan Mucznick

     With copies to:       Gross, Kleinhandler, Hodak, Halevy, Greenberg & Co.
                           Law Offices
                           One Azrieli Center, Circular Tower
                           Tel Aviv 67021, Israel
                           Facsimile: 972-3-607-4422
                           Attention: Joseph Gross, Adv.

     If to an Investor, to its address in the Agreement.

     Each party shall provide five days' prior written notice to the other party of any change in address or facsimile number.

     If to any other Person who is then the registered Holder;

          To the address of such Holder as it appears in the stock transfer books of the Company or such other address as may be designated in writing hereafter, in the same manner, by such Person.

          (c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and shall inure to the benefit of each Holder. Each Holder may assign its rights under this Registration Rights Agreement to a third party, upon (i) a sale of such Holder's Registrable Securities to such third party, and (ii) written consent of such third party to be bound by this registration Agreement. However, if the Holder is a bank, such Holder may assign its corresponding rights under this Registration Rights Agreement, under same terms and conditions stated above, only to another bank or financial institute. It is hereby agreed however, that an Interested Holder may not assign its rights under Section 2(a) hereto without the Company's consent. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder.

          (d) Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings, oral or written, with respect to such matters.

          (e) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.

          (f) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Israel without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the Tel Aviv-Jaffa District Court for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.

          (g) Severability. If any term, provisions, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                                   MENTERGY LTD.

                                       /s/ S. Tirosh
                                   By: /s/ E. Muchnik
                                      ------------------------------
                                      Name:  S. Tirosh   Eytan Muchnik
                                      Title: Chairman    CFO


-------------------------------     --------------------------------
MIGDAL INSURANCE COMPANY LTD.       DISCOUNT INVESTMENT COMPANY LTD.


                                        /s/ Lenny Recanati
By:  /s/ Root Lapidot               By: /s/ Miki Ben-Dor
   ----------------------------        -----------------------------
Name:  Root Lapidot                    Name:
Title: V. President                    Title:

/s/ S. Tirosh                       /s/ S. Tirosh by proxy
-------------------------------     --------------------------------
SHLOMO TIROSH                       AMIRAM LEVINBERG


/s/ S. Tirosh                       /s/ S. Tirosh by proxy
-------------------------------     --------------------------------
JOSHUA LEVINBERG                    GIDEON KAPLAN


                                    /s/ Betty Kedem
/s/ Avraham Ortal, Adv.             /s/ Jacob Konortov
-------------------------------     --------------------------------
TREFOIL GILAT INVESTORS L.P.        FIRST INTERNATIONAL BANK OF
                                    ISRAEL LTD.


By: Avraham Ortal, Adv.             By:
   ----------------------------        -----------------------------
Name:                                  Name:
Title:                                 Title:


/s/ Arie Savir                      /s/ Yossi Gelman
/s/ Eli Zamir                       /s/ Yafa Sagi
-------------------------------     --------------------------------
BANK HAPOALIM B.M.                  BANK LEUMILE-ISRAEL B.M.


By:                                 By:
   ----------------------------        -----------------------------
Name:                                  Name:
Title:                                 Title: